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                                  EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF AVONDALE INCORPORATED
                              AS OF AUGUST 29, 2003

                NAME                                 STATE OF INCORPORATION
-----------------------------------------            ----------------------
         Avondale Mills, Inc.                              Alabama

Avondale Mills Graniteville Fabrics, Inc.                  Delaware

       Avondale Funding, LLC                               Delaware